Exhibit 3.13

State of North Carolina

Department of the Secretary of State

ARTICLES OF ORGANIZATION

INCLUDING ARTICLES OF CONVERSION

Pursuant to §§ 57C-2-21, 57C-9A-01 and 57C-9A-03 of the General Statutes of North Carolina, the undersigned converting business entity does hereby submit these Articles of Organization Including Articles of Conversion for the purpose of forming a limited liability company.

1.	The name of the limited liability company is: US LEC iTel, L.L.C.
The limited liability company is being formed pursuant to a conversion of another business entity.

2.	The name of the converting business entity is US LEC of Acquisition Co. and the organization and internal affairs of the converting business entity are governed by the laws of the state or country of North Carolina A plan of conversion has been approved by the converting business entity as required by law.

3.	The converting business entity is a (check one): ☒ domestic corporation; ☐ foreign corporation; ☐ foreign limited liability company; ☐ domestic limited partnership; ☐ foreign limited partnership; ☐ domestic registered limited liability partnership; ☐ foreign limited liability partnership; or ☐ other partnership as defined in G.S. 59-36, whether or not formed under the laws of North Carolina.

4.	If the limited liability company is to dissolve by a specific date, the latest date on which the limited liability company is to dissolve: (If no date for dissolution is specified, there shall be no limit on the duration of the limited liability company.) Perpetual

5.	The name and address of each person executing these articles of organization is as follows: (State whether each person is executing these articles of organization in the capacity of a member, organizer or both).

US LEC Communications Inc.

Member and Manager

6801 Morrison Boulevard

Charlotte, NC 28211

6.	The street address and county of the initial registered office of the limited liability company is:

Number and Street 225 Hillsborough Street

City, State, Zip Code Raleigh, North Carolina 27603 County Wake

7.	The mailing address, if different from the street address, of the initial registered office is:

8.	The name of the initial registered agent is: CT Corporation System

9.	Principal office information: (Select either a or b.)

a.	☒ The limited liability company has a principal office.

•	The street address and county of the principal office of the limited liability company is:

Number and Street 6801 Morrison Boulevard, Morrocroft III

City, State, Zip Code Charlotte, North Carolina 28211 County Mecklenburg

•	The mailing address, if different from the street address, of the principal office of the limited liability company is:

b.	☐ The limited liability company does not have a principal office.

10.	Check one of the following:

☐   (i) Member-managed LLC: all members by virtue of their status as members shall be managers of this limited liability company.

☒  (ii) Manager-managed LLC: except as provided by N.C.G.S. Section 57C-3-20(a), the members of this limited liability company shall not be managers by virtue of their status as members.

11.	Any other provisions which the limited liability company elects to include are attached.

12.	These articles will be effective upon filing, unless a date and/or time is specified:

____________________________________

This is the 15th day of August, 2006.

US LEC iTel, L.L.C.

By:	US LEC Communications Inc., its Member and Manager

By:	/s/ S. Shane Turley
S. Shane Turley, Secretary

State of North Carolina

Department of the Secretary of State

Limited Liability Company

AMENDMENT OF ARTICLES OF ORGANIZATION

Pursuant to §57C-2-22 of the General Statutes of North Carolina, the undersigned limited liability company hereby submits the following Articles of Amendment for the purpose of amending its Articles of Organization.

1.	The name of the limited liability company is: US LEC iTel, L.L.C. The limited liability company is being formed pursuant to a conversion of another business entity.

2.	The text of each amendment adopted is as follows (attach additional pages if necessary): Section 1 of the Articles of Organization is hereby amended by changing the entity name from US LEC iTel, L.L.C. to PAETEC iTel, L.L.C.

3.	(Check either a or b, whichever is applicable):

a.  ☐  The amendment(s) was (were) duly adopted by the unanimous vote of the organizers of the limited liability company prior to the identification of initial members of the limited liability company.

b.  ☒  The amendment(s) was (were) duly adopted by the unanimous vote of the members of the limited liability company or was (were) adopted as otherwise provided in the limited liability company’s Articles of Organization or a written operating agreement.

4.	These articles will be effective upon filing, unless a date and/or time is specified:

____________________________________

This the 5th day of June, 2007.

US LEC iTel, L.L.C.
Name of Limited Liability Company

/s/ S. Shane Turley
Signature

S. Shane Turley/Assistant Secretary of it’s managing entity, US LEC Communications, Inc.
Type or Print Name and Title